Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of April 19, 2016, by and among United Continental Holdings, Inc., a Delaware corporation (the “Company”), United Airlines, Inc., a Delaware corporation (“United”) (the Company and United are hereinafter collectively referred to as the “Employers”), and Oscar Munoz (“Executive”).

WHEREAS, the Employers and Executive entered into an Employment Agreement, dated December 31, 2015 (the “Employment Agreement”);

WHEREAS, the Employment Agreement provides that it is the expectation of the Company that Executive shall be appointed Chairman of the Company’s Board of Directors (the “Board”) at or before the Company’s 2017 annual meeting of stockholders;

WHEREAS, the Board desires to appoint Robert A. Milton as the Non-Executive Chairman of the Board effective immediately following the Company’s 2016 annual meeting of stockholders; and

WHEREAS, Executive is willing to extend the expected timeframe for his appointment as Chairman of the Board of Directors.

NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments.  (a)       The second sentence of Section 2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

It is the Company’s expectation that Executive shall be appointed Chairman of the Board on the date of the Company’s 2018 annual meeting of stockholders.

(b)                                 Clause (iv) of the definition of “Good Reason” contained in Section 4(e) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(iv) the appointment of a Chairman of the Board other than Henry L. Meyer III, Robert A. Milton or Executive; provided that this shall not be Good Reason if (i) the rules of the principal exchange on which the Company’s securities trade, (ii) the Company’s Bylaws or Certificate of Incorporation or (iii) other applicable law prohibit an individual from simultaneously holding the offices of both Chief Executive Officer and Chairman of the Board;

2.                                      Effective Date.  This Amendment is effective as of the date first set forth above.

3.                                      Governing Law.  This Amendment shall be governed by the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

4.                                      Effect of Amendment.  Except as modified hereby, the Employment Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Employment Agreement, as modified hereby.

5.                                      Execution in Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures delivered via facsimile or electronic file shall be the same as original signatures.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

UNITED CONTINENTAL HOLDINGS, INC.

/s/ Brett J. Hat
By: Brett J. Hart
Its: Executive Vice President and General Counsel

UNITED AIRLINES, INC.

/s/ Brett J. Hart
By: Brett J. Hart
Its: Executive Vice President and General Counsel

OSCAR MUNOZ

/s/ Oscar Munoz
Oscar Munoz